Exhibit 99.2

NASDAQ	The NASDAQ Stock Market
Listing Qualifications Department
9600 Blackwell Road
Rockville, MD 20850

By Facsimile and First Class Mail

January 17, 2006

Dennis Michael Nouri
President and Chief Executive Officer
Smart Online, Inc.
2530 Meridian Parkway, 2nd Floor
Durham, NC 27713

Dear Mr. Nouri:

Please be informed that in light of the Order of Suspension of Trading issued by the SEC today with respect to trading in the stock of Smart Online, Inc. (the “Company”), we hereby withdraw our approval of the Company’s application to list its securities on The Nasdaq Capital Market.

Sincerely,

/s/ William Slattery

William Slattery
Director
Nasdaq Listing Qualifications